SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):    November 28, 2005
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11887	84-0800747

State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

	14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code             (303) 278-8464
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Subscription Agreement
Form of Series A Warrant
Form of Series B Warrant
Form of Series C Warrant
News Release
News Release

Item 1.01 Entry into a Material Definitive Agreement.
     On November 28, 2005 Canyon Resources Corporation (the “Company”) entered into a subscription agreement in connection with a private placement with a group of institutional investors. On December 2, 2005, the Company closed the private placement and sold and issued 3,300,004 shares of Common Stock at a price of $0.76 per share, resulting in gross proceeds to the Company of $2.5 million and net proceeds of approximately $2.3 million. In addition to the Common Stock, each investor received Series A and Series B Warrants to purchase Common Stock. Investors were issued 1,650,003 Series A Warrants at an exercise price of $1.30 per share, which are exercisable for a period of three years from the date of the closing. Investors were also issued 825,004 Series B Warrants at an exercise price of $1.08 per share, which are exercisable for a period of one year from the date of the closing. The Company has the right to redeem the Series B Warrants at $0.01 per warrant, subject to certain terms, including, but not limited to, the Common Stock issuable upon the exercise of the warrants being registered on a Registration Statement that is declared effective by the Securities and Exchange Commission (“SEC”) and the closing price of the Company’s Common Stock for twenty consecutive trading days being equal or greater to one hundred thirty-three percent of the closing price on the date of the issuance of the Series B Warrants.
     In connection with the closing, the Company paid placement agents fees of $121,135 in cash and 115,500 Series A Warrants, 57,750 Series B Warrants and 231,000 Series C Warrants. The Series C Warrants are exercisable at a price of $0.76 per share, for a period of three years from the date of the closing.
     The subscription agreement includes a registration rights provision, requiring the Company to file with the SEC a Registration Statement covering the Common Stock issued, including any Common Stock issued upon exercise of the warrants, by January 1, 2006. If the Registration Statement is not filed by January 1, 2006 or is not declared effective by the SEC by April 1, 2006, the Company will be required to make pro rata payments to each investor in an amount equal to 2.0% of the purchase price paid by each investor for the first 30 day period or portion thereof and 1.0% of the purchase price paid by each investor for each subsequent 30-day period or portion thereof following such deadlines, subject to certain exceptions. The registration rights in the subscription agreement contain indemnification provisions and other terms customary for agreements of its type.
     Execution copies of the form of subscription agreement and the forms of Series A, B, and C Warrants are filed as exhibits to this current report as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated into this current report by reference. The above description of the private placement is qualified in its entirety by the attached Exhibits 4.1, 4.2, 4.3 and 4.4.
Item 3.02 Unregistered Sales of Equity Securities.
     The description of the terms of the private placement is incorporated herein from Item 1.01 above. The private placement was made in reliance upon an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Form of Subscription Agreement, dated November 28, 2005, entered into between the Company and the each of the investors

4.2	Form of Series A Warrant

4.3	Form of Series B Warrant

4.4	Form of Series C Warrant

99.1	Canyon Resources Corporation news release dated November 29, 2005

99.2	Canyon Resources Corporation news release dated December 2, 2005

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: December 2, 2005	By:	/s/ James K. B. Hesketh
James K. B. Hesketh
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit
4.1	Form of Subscription Agreement, dated November 28, 2005, entered into between the Company and the each of the investors

4.2	Form of Series A Warrant

4.3	Form of Series B Warrant

4.4	Form of Series C Warrant

99.1	Canyon Resources Corporation news release dated November 29, 2005

99.2	Canyon Resources Corporation news release dated December 2, 2005